SCHEDULE A

(as amended on February 26, 2014 to add DoubleLine Flexible Income Fund and DoubleLine Low Duration

Emerging Markets Fixed Income Fund)

Funds

DoubleLine Total Return Bond Fund

DoubleLine Core Fixed Income Fund

DoubleLine Emerging Markets Fixed Income Fund

DoubleLine Multi-Asset Growth Fund

DoubleLine Low Duration Bond Fund

DoubleLine Floating Rate Fund

DoubleLine Shiller Enhanced CAPE®

DoubleLine Flexible Income Fund

DoubleLine Low Duration Emerging Markets Fixed Income Fund

DOUBLELINE FUNDS TRUST

By:	/s/ Ronald R. Redell
NAME: Ronald R. Redell
TITLE: President

DOUBLELINE CAPITAL LP

By:	DoubleLine Capital GP LLC, its general partner

By:	/s/ Louis Lucido
NAME: Louis Lucido
TITLE: Chief Operating Officer

SCHEDULE B

(as amended on February 26, 2014 to add DoubleLine Flexible Income Fund and DoubleLine Low Duration

Emerging Markets Fixed Income Fund)

Annual Fee Rate (expressed as a Fund percentage of net assets)

DoubleLine Total Return Bond Fund	0.40%

DoubleLine Core Fixed Income Fund	0.40%

DoubleLine Emerging Markets Fixed Income Fund	0.75%

DoubleLine Multi-Asset Growth Fund	1.00%

DoubleLine Low Duration Bond Fund	0.35%

DoubleLine Floating Rate Fund	0.50%

DoubleLine Shiller Enhanced CAPE®	0.45%

DoubleLine Flexible Income Fund	0.62%

DoubleLine Low Duration Emerging Markets Fixed Income Fund	0.50%

DOUBLELINE FUNDS TRUST

By:	/s/ Ronald R. Redell
NAME: Ronald R. Redell
TITLE: President

DOUBLELINE CAPITAL LP

By:	DoubleLine Capital GP LLC, its general partner

By:	/s/ Louis Lucido
NAME: Louis Lucido
TITLE: Chief Operating Officer